                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            Kerr-McGee Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

    [KM LOGO]                      KERR-MCGEE CORPORATION
                                     KERR-MCGEE CENTER
                                      P. O. BOX 25861
                               OKLAHOMA CITY, OKLAHOMA 73125
                         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       MAY 14, 1996

TO THE STOCKHOLDERS:

     The 1996 annual meeting of stockholders of Kerr-McGee Corporation (the "Company") will be held in the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma, at 9:00 a.m. on Tuesday, May 14, 1996, for the following purposes:

     1. To elect 12 directors.

     2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants.

     3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed March 18, 1996, as the record date for determination of stockholders entitled to notice of and to vote at this meeting.

     STOCKHOLDERS OF RECORD WILL BE ADMITTED UPON VERIFICATION OF OWNERSHIP AT THE ADMISSIONS COUNTER AT THE MEETING. BENEFICIAL OWNERS SHOULD PRESENT EVIDENCE OF STOCK OWNERSHIP TO THE ATTENDANT AT THE ADMISSIONS COUNTER FOR ADMITTANCE TO THE MEETING.

     To ensure your representation at the meeting, please sign and promptly mail the enclosed proxy, which is being solicited on behalf of the Board of Directors of the Company. A return envelope, which requires no postage if mailed in the United States, is enclosed for such purpose. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account. All proxy forms received by you should be signed and mailed to ensure that all your shares are voted.

                                         By Order of the Board of Directors

                                               TOM J. MCDANIEL
                                                  Secretary

April 5, 1996

                             KERR-MCGEE CORPORATION
                               KERR-MCGEE CENTER
                                P. O. BOX 25861
                         OKLAHOMA CITY, OKLAHOMA 73125

                              PROXY STATEMENT FOR
                      1996 ANNUAL MEETING OF STOCKHOLDERS

                                                                   April 5, 1996

     The accompanying proxy is solicited on behalf of the Board of Directors of Kerr-McGee Corporation (the "Company"). This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about April 5, 1996.

     Proxies in the form enclosed that are properly signed and returned will be voted as directed unless revoked before exercise by written notice from the stockholder to the Secretary of the Company at the address set forth above or by the stockholders voting by ballot at the 1996 annual meeting. Unless directed otherwise, returned proxies will be voted for the election of the nominees for director listed below and on other matters as recommended by the Board of Directors.

     Under Section 216 of the Delaware General Corporation Law and the Company's Bylaws, a majority of the shares of the common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be the act of the stockholders. Abstentions are treated as votes against a proposal and broker non-votes have no effect on the vote. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors.

                               VOTING SECURITIES

     The Company's only class of voting securities is its common stock having a par value of $1.00 per share (the "Common Stock"), of which there were 50,406,962 shares outstanding as of the close of business on March 18, 1996, the record date for stockholders entitled to receive notice of and to vote at this meeting. Each share is entitled to one vote. The number of shares outstanding does not include shares held in treasury, which will not be voted.

                                   ITEM NO. 1

                             ELECTION OF DIRECTORS

     In accordance with the Bylaws, the Board has designated 12 as the number of directors to be elected at the forthcoming annual meeting of stockholders. Ten of the nominees are incumbent directors who were elected at the 1995 annual stockholders' meeting. The Board has also nominated Paul M. Anderson and Richard
M. Rompala to serve as members of the Board beginning May 14, 1996.

     All nominees have consented to serve, and the Company has no reason to believe any nominee will be unavailable. Should any nominee become unavailable for any reason, the proxies will be voted for a substitute nominee to be named by the Board unless the number of directors constituting a full board is reduced. Each person elected director at an annual meeting will be elected to serve until the next annual stockholders' meeting or until a successor is elected.

     Certain information with respect to the nominees for director, including their principal occupations during the past five years, is set forth below:

                                NAME, AGE (AS OF JANUARY 1, 1996),              FIRST BECAME
                            PRINCIPAL OCCUPATION & OTHER DIRECTORSHIPS           A DIRECTOR
                     --------------------------------------------------------   ------------
   [PHOTO]           PAUL M. ANDERSON, 50 -- President and Chief Executive
                     Officer of PanEnergy Corp, a provider of natural gas       ------------
                     transportation and related services in North America
                     since May 1995; President of PanEnergy Corp. from 1993
                     to May 1995; President of Panhandle Eastern Pipeline and
                     Group Vice President from 1991 to 1993; Vice
                     President -- Finance and Chief Financial Officer of
                     Inland Steel Industries, Inc. from 1990 to 1991.
                     Director, TEPPCO Partners, L.P. and Temple-Inland Inc.
                     -----------------------------------------------------------------------
   [PHOTO]           BENNETT E. BIDWELL, 68 -- Retired; Chairman of Pentastar       1986
                     Transportation Group, Inc., a national car rental firm,
                     from January 1991 to December 1992; Chairman of Chrysler
                     Motors Corporation from 1988 to 1990. Director, T I
                     Group, PLC.
                     -----------------------------------------------------------------------
   [PHOTO]           EARNEST H. CLARK, JR., 69 -- Chairman of the Board and         1988
                     Chief Executive Officer of The Friendship Group, an
                     investment partnership, since 1989; Retired as Chairman
                     of the Board of Baker Hughes Incorporated in 1989.
                     Director, Honeywell, Inc., CBI Industries, Inc., Beckman
                     Instruments, Inc., Regenesis Inc. and American Mutual
                     Fund.
                     -----------------------------------------------------------------------

                                NAME, AGE (AS OF JANUARY 1, 1996),              FIRST BECAME
                            PRINCIPAL OCCUPATION & OTHER DIRECTORSHIPS           A DIRECTOR
                     --------------------------------------------------------   ------------
    [PHOTO]          LUKE R. CORBETT, 48 -- President and Chief Operating           1995
                     Officer of the Company since May 1995; Group Vice
                     President of the Company from 1992 to May 1995; Senior
                     Vice President of the Company from 1991 until 1992; Vice
                     President, Oil and Gas Exploration of the Company from
                     1987 until 1991. Director, Boatmen's Bank of Oklahoma
                     City, N.A.
                     -----------------------------------------------------------------------
    [PHOTO]          MARTIN C. JISCHKE, 54 -- President of Iowa State               1993
                     University since 1991; Chancellor of the University of
                     Missouri-Rolla from 1986 to 1991. Director, Bankers
                     Trust Corporation.
                     -----------------------------------------------------------------------
    [PHOTO]          ROBERT S. KERR, JR., 69 -- Attorney, Chairman of the           1957
                     Board of Kerr, Irvine, Rhodes & Ables, an Oklahoma City
                     law firm, and President of the Kerr Foundation, Inc.,
                     both for a period in excess of five years.
                     -----------------------------------------------------------------------
    [PHOTO]          FRANK A. MCPHERSON, 62 -- Chairman of the Board and            1977
                     Chief Executive Officer of the Company since 1983.
                     Director, Seligman Select Municipal Fund, Inc., Seligman
                     Quality Municipal Fund, Inc., and each of the Seligman
                     Group of Mutual Funds, Tri-Continental Corporation,
                     Kimberly-Clark Corporation and Bank of Oklahoma, N.A.
                     -----------------------------------------------------------------------

                                NAME, AGE (AS OF JANUARY 1, 1996),              FIRST BECAME
                            PRINCIPAL OCCUPATION & OTHER DIRECTORSHIPS           A DIRECTOR
                     --------------------------------------------------------   ------------
   [PHOTO]           WILLIAM C. MORRIS, 57 -- Chairman of the Board and             1977
                     President of J. & W. Seligman & Co., Incorporated,
                     Chairman of the Board of Tri-Continental Corporation,
                     and Chairman of the Boards of the Companies in the
                     Seligman family of investment companies, all since
                     December 1988. Chairman of the Board of Carbo Ceramics,
                     Inc., since 1987.
                     -----------------------------------------------------------------------
   [PHOTO]           JOHN J. MURPHY, 64 -- Chairman of the Board of Dresser         1990
                     Industries, Inc., hydrocarbon energy products and
                     services, since 1983; Chief Executive Officer of Dresser
                     Industries, Inc., from 1983 to 1995; President of
                     Dresser Industries, Inc. from 1982 to 1992. Director,
                     PepsiCo Inc. and NationsBank Corporation.
                     -----------------------------------------------------------------------
   [PHOTO]           JOHN J. NEVIN, 68 -- Retired; Chairman and Chief               1990
                     Executive Officer of Bridgestone/Firestone Inc. from
                     1981 to 1989. Director, Littelfuse, Inc.
                     -----------------------------------------------------------------------
   [PHOTO]           RICHARD M. ROMPALA, 49 -- President and Chief Executive
                     Officer of The Valspar Corporation, a manufacturer of       -----------
                     paints and related coatings, since October 1995;
                     President of The Valspar Corporation since March 1994;
                     Group Vice President of PPG Industries from 1987 to
                     1994.
                     -----------------------------------------------------------------------

                                NAME, AGE (AS OF JANUARY 1, 1996),              FIRST BECAME
                            PRINCIPAL OCCUPATION & OTHER DIRECTORSHIPS           A DIRECTOR
                     --------------------------------------------------------   ------------
   [PHOTO]           FARAH M. WALTERS, 51 -- President and Chief Executive          1993
                     Officer of University Hospitals of Cleveland and
                     University Hospitals Health System, Inc. since 1992;
                     Executive Director of University Hospitals of Cleveland
                     and Senior Executive Vice President of University
                     Hospitals Health Systems, Inc. from 1989 to 1992.
                     Director, Society National Bank and LTV Corporation.
                     -----------------------------------------------------------------------

     None of the above nominees is related to any executive officer of the Company, its subsidiaries or affiliates.

     For additional information relating to directors and executive officers, see "Security Ownership" and "Executive Compensation and Other Compensation."

BOARD OF DIRECTORS MEETINGS, COMPENSATION AND COMMITTEES

     During 1995 the Board held seven meetings. Each director attended 75% or more of the aggregate number of meetings of the Board and the committees of the Board on which each such director served. Directors discharge their responsibilities not only by attending Board and committee meetings but also through communication with the Chairman and other members of management relative to matters of mutual interest and concern to the Company. Board members who are not employees of the Company are paid an annual fee of $30,000 per year and an additional fee of $1,000 for each Board meeting and committee meeting attended. Directors are reimbursed for travel expenses and lodging.

     Pursuant to a Plan of Deferred Compensation adopted in 1982, any director who is not an employee of the Company may elect to defer compensation as a director until such person ceases to be a director; after which the deferred compensation, together with interest, will be paid in ten equal annual installments.

     In 1988 a Stock Deferred Compensation Plan for Non-Employee Directors was approved. The non-employee director may elect to defer compensation as a director through the purchase of Common Stock on a year-by-year basis by notifying the Company on or before December 31 of the preceding year. The stock acquired in this nonqualified plan may not be distributed to the non-employee director until 185 days after the participant ceases being a director.

     The Board has established and currently maintains an Audit Committee, an Executive Compensation Committee, a Nominating Committee and a Finance Committee as standing committees.

     The Audit Committee meets periodically with the Company's independent public accountants to review plans for the audit and the audit results and recommends selection of the independent public accountants. The Audit Committee also meets with the Director of Internal Auditing to review the scope and results of the Company's internal auditing activities and assessment of the system of internal controls. The Audit Committee consists of four independent non-employee directors: Robert S. Kerr, Jr. (Chairman), Earnest H. Clark, Jr., Martin C. Jischke and Farah M. Walters. The Committee met twice during 1995.

     The Nominating Committee recommends nominees to the Board of Directors. The Nominating Committee will consider recommendations for the position of director submitted by stockholders in writing to the Corporate Secretary, Kerr-McGee Corporation, P.O. Box 25861, Oklahoma City, Oklahoma 73125. Recommendations must be received by the Company at least 90 days prior to the meeting at which the Election of Directors will take place. Recommendations should include the individual's name, mailing address, experience and a signed consent to serve. The Nominating Committee consists of four independent non-employee directors:
Earnest H. Clark, Jr. (Chairman), Robert S. Kerr, Jr., William C. Morris and Farah M. Walters. Frank A. McPherson is an ex-officio member. The Committee met three times during 1995.

     The Executive Compensation Committee reviews the salaries and incentive pay awards as recommended by the Chief Executive Officer for all officers of the Company and recommends to the full Board such changes as it may deem appropriate. It also administers the Annual Incentive Compensation Plan, the Long Term Incentive Program, the Executive Deferred Compensation Plan and the Supplemental Executive Retirement Plan. The Executive Compensation Committee recommends but does not fix the cash compensation of the Chief Executive Officer. The cash compensation of the Chief Executive Officer is determined by all of the independent non-employee directors. The Executive Compensation Committee consists of four independent non-employee directors: Bennett E. Bidwell (Chairman), Martin C. Jischke, John J. Murphy and John J. Nevin. The Committee met twice in 1995.

     The Finance Committee reviews the annual budget, such other budget and financial matters as may be requested, and strategy as may be required. The Finance Committee consists of four independent non-employee directors: John J. Nevin (Chairman), Bennett E. Bidwell, William C. Morris and John J. Murphy. The Committee met three times in 1995.

SECURITY OWNERSHIP

     The following table sets forth the number of shares of Common Stock beneficially owned by each director and nominee, each of the executive officers named in the Summary Compensation Table, and by all directors and officers as a group as of December 31, 1995 and the percentage represented by such shares of the total Common Stock outstanding on that date:

                                                            NUMBER OF SHARES           PERCENT OF
                     NAME OR GROUP                         BENEFICIALLY OWNED            CLASS
- -------------------------------------------------------  -----------------------       ----------
Paul M. Anderson.......................................              -0-                  *
Bennett E. Bidwell.....................................            1,741(1)
Earnest H. Clark, Jr...................................              144(1)
Luke R. Corbett........................................           63,903(4)
Martin C. Jischke......................................            1,694(1)
Robert S. Kerr, Jr.....................................           42,192(2)(3)
Frank A. McPherson.....................................          187,747(4)
William C. Morris......................................           11,200
John J. Murphy.........................................              848(1)
John J. Nevin..........................................            1,500
Richard M. Rompala.....................................              -0-
Farah M. Walters.......................................            1,640(1)
George R. Hennigan.....................................           39,482(4)
John C. Linehan........................................           64,913(4)
Tom J. McDaniel........................................           29,734(4)
All directors and executive officers as a group,
  including those named above..........................          651,210(4)(5)            1.29

- ---------------

 * The percentage of shares beneficially owned by any director, nominee or executive officer does not exceed 1%.

(1) Includes shares held by the Stock Deferred Compensation Plan for Non-Employee Directors.

(2) Includes (i) 16,531 shares held in two trusts of which Mr. Kerr and his wife are co-trustees and (ii) 25,661 shares held by The Kerr Foundation, Inc., of which Mr. Kerr is Chairman of the Board of Trustees and President.

(3) Does not include (i) 120 shares held by Mr. Kerr's wife and (ii) 350 shares held in a trust for the benefit of one of Mr. Kerr's children, of which Mr. Kerr's wife is the trustee; in all of which beneficial interest is disclaimed.

(4) Includes shares issuable upon the exercise of outstanding stock options, exercisable within 60 days of December 31, 1995: 127,833 shares for Mr. McPherson, 55,033 shares for Mr. Corbett, 48,566 shares for Mr. Linehan, 20,833 shares for Mr. McDaniel, 33,634 shares for Mr. Hennigan and 443,588 shares for all directors and executive officers as a group.

(5) Includes restricted stock awarded in 1993 to all directors and executive officers as a group pursuant to the Long Term Incentive Program and on which restrictions have not been removed as of December 31, 1995.

                                   ITEM NO. 2

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, an independent public accounting firm, has been selected as the Company's independent public accountants for 1996 in accordance with the recommendation of the Audit Committee. This firm served in the same capacity for the year ended December 31, 1995. Representatives of Arthur Andersen LLP will be present at the meeting to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     The stockholders will be asked to ratify the appointment of Arthur Andersen LLP as independent public accountants for 1996. The Board of Directors recommends a vote "FOR" ratification of the appointment of Arthur Andersen LLP.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table includes individual compensation information on the Chief Executive Officer and the four other most highly paid executive officers for services rendered in all capacities for the fiscal years ended December 31, 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                                              COMPENSATION AWARDS
                                                            -----------------------
                                                                           NO. OF
                                      ANNUAL COMPENSATION   RESTRICTED   SECURITIES
                                      -------------------     STOCK      UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS       AWARDS     OPTIONS(1)   COMPENSATION(2)
- -----------------------------  ----   --------   --------   ----------   ----------   ---------------
Frank A. McPherson,            1995   $668,385   $775,000       -0-        40,000         $40,103
  Chairman of the              1994    589,000    150,000       -0-        40,000          35,340
  Board and Chief              1993    584,077        -0-       -0-        40,200          35,045
  Executive Officer
Luke R. Corbett,               1995    379,816    440,000       -0-        21,000          22,789
  President and Chief                                                      50,000(3)
  Operating Officer            1994    296,167     75,000       -0-        20,000          17,770
                               1993    249,231        -0-       -0-        12,900          14,954
John C. Linehan,               1995    283,846    280,000       -0-        17,000          17,031
  Senior Vice President        1994    270,000     65,000       -0-        18,000          16,200
  and Chief Financial          1993    268,077        -0-       -0-        12,900          16,085
  Officer
Tom J. McDaniel,               1995    259,231    260,000       -0-        15,000          15,554
  Senior Vice President        1994    250,000     65,000       -0-        12,000          15,000
  and Secretary                1993    208,538        -0-       -0-         8,600          12,512
George R. Hennigan             1995    248,846    225,000       -0-        12,000          14,931
  Senior Vice President        1994    235,000     50,000       -0-        12,600          14,100
                               1993    232,308        -0-       -0-         9,600          13,938

- ---------------

(1) The Company has never granted free-standing Stock Appreciation Rights ("SARs") and has not granted tandem SARs since January 1991.

(2) Consists entirely of 401(k) Company contributions pursuant to the Savings Investment Plan and amounts contributed under the non-qualified benefits restoration plan. Company contributions pursuant to the Savings Investment Plan for 1995 were $9,000 each to Messrs. McPherson, Corbett, Linehan, McDaniel and Hennigan. Amounts contributed under the non-qualified benefits restoration plan for 1995 on behalf of Messrs. McPherson, Corbett, Linehan, McDaniel and Hennigan were $31,103, $13,789, $8,031, $6,554 and $5,931, respectively. The amounts contributed by the Company to the Kerr-McGee Corporation Benefits Restoration Plan on behalf of such persons are identical to the amounts that would have been contributed pursuant to the Savings Investment Plan except for the Internal Revenue Code ("Code") limitations.

(3) On May 9, 1995, upon being named President and Chief Operating Officer, a one-time option for 50,000 shares was granted at an exercise price of $54.50 per share.

STOCK OPTIONS

     The following table contains information concerning stock options granted during the fiscal year ended December 31, 1995 to the five most highly compensated executive officers of the Company:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                PERCENT OF
                                    NO. OF        TOTAL
                                  SECURITIES     OPTIONS        PER                          GRANT
                                  UNDERLYING    GRANTED TO     SHARE                         DATE
                                   OPTIONS     EMPLOYEES IN   EXERCISE     EXPIRATION       PRESENT
              NAME                GRANTED(1)   FISCAL YEAR     PRICE          DATE         VALUE(2)
- --------------------------------  ----------   ------------   --------  -----------------  ---------
Frank A. McPherson..............    40,000          9.8%      $ 44.625  January 10, 2005   $ 548,400
Luke R. Corbett.................    21,000          5.1         44.625  January 10, 2005     287,910
                                    50,000(3)      12.2          54.50  May 9, 2005          796,500
John C. Linehan.................    17,000          4.2         44.625  January 10, 2005     233,070
Tom J. McDaniel.................    15,000          3.7         44.625  January 10, 2005     205,650
George R. Hennigan..............    12,000          2.9         44.625  January 10, 2005     164,520

- ---------------

(1) All stock options granted in 1995 were non-qualified stock options. The exercise price per share is 100% of the fair market value of a share of Common Stock on the date of grant. No option expires more than ten years from the date of grant. At or after the grant of an option, the Executive Compensation Committee may, in its discretion, grant a participant a SAR. A SAR is only exercisable during the term of the associated option. No SARs were granted in 1995, nor have any been granted since 1991. Options may also provide that, upon the commencement of any tender offer for at least 25% of the outstanding Common Stock, all options and any accompanying SARs held for more than six months shall become immediately exercisable in full. If an optionee and the Company have previously agreed, the option shall be automatically repurchased by the Company at its fair market value if any person has made a successful tender offer for the Common Stock that, together with shares then owned by such person, would be 25% or more of the outstanding shares of Common Stock. The purchase price will generally be the difference between the tender offer price and the exercise price of the option. All executive officers of the Company have agreed to this automatic repurchase provision with respect to all their options.

(2) The present value was computed in accordance with the Black-Scholes option pricing model, as permitted by the rules of the Securities and Exchange Commission. Based on Black-Scholes, the value on January 10, 1995 was $13.71 per share and on May 9, 1995 was $15.93 per share. The Company believes, however, that it is not possible to accurately determine the value of options at the time of grant using any model, including Black-Scholes, since any valuation depends on numerous assumptions. The model assumes: (a) an option term of ten years; (b) interest rates of

    7.78% and 6.63% for grants on January 10, 1995 and May 9, 1995, respectively, which represent the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the option term; (c) volatility calculated using daily stock prices for the year prior to the grant date; and (d) dividends at the annual rate of $1.52 per share.

(3) On May 9, 1995, upon being named President and Chief Operating Officer, a one-time option for 50,000 shares was granted at an exercise price of $54.50 per share.

OPTION/SAR EXERCISES AND HOLDINGS

     The following table sets forth information for the named executives with respect to options/SARs exercised during 1995 and the value of unexercised options/SARs held as of December 31, 1995.

                       AGGREGATED OPTION/SAR EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                OPTIONS/SARS AT          IN-THE-MONEY OPTIONS/SARS
                                SHARES                         DECEMBER 31, 1995          AT DECEMBER 31, 1995(1)
                              ACQUIRED ON      VALUE      ---------------------------   ----------------------------
             NAME             EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
- -----------------------------------------   -----------   -----------   -------------   -----------    -------------
Frank A. McPherson............         --    $      --      101,167         80,067      $ 2,014,307     $ 1,423,626
Luke R. Corbett...............     582(2)       56,250       41,366         88,634          973,372       1,140,347
John C. Linehan...............   3,618(2)      387,813       36,900         33,300          740,350         592,669
Tom J. McDaniel...............     175(2)       18,913       11,833         25,867          219,192         464,326
George R. Hennigan............   3,000(3)       91,875       25,434         23,600          492,508         419,950

- ---------------

(1) Options/SARs are "in-the-money" if the fair market value of the Common Stock exceeds the exercise price. At December 31, 1995, the closing price of the Common Stock on the New York Stock Exchange was $63.50.

(2) Shares received upon exercise.

(3) Options exercised without receipt of shares.

RETIREMENT PLANS

     The Company maintains retirement plans for all employees, including officers. The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age under the Company's qualified defined benefit plan, as well as the nonqualified benefits restoration plan that provides benefits that would otherwise be denied participants by reason of certain Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company and its subsidiaries:

                             RETIREMENT PLAN TABLE

AVERAGE ANNUAL                            15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
 COMPENSATION                             SERVICE     SERVICE     SERVICE     SERVICE     SERVICE
- --------------                            --------    --------    --------    --------    --------
  250,000..............................   $ 58,056    $ 77,408    $ 96,760    $116,112    $135,464
  350,000..............................     82,056     109,408     136,760     164,112     191,464
  450,000..............................    106,056     141,408     176,760     212,112     247,464
  550,000..............................    130,056     173,408     216,760     260,112     303,464
  650,000..............................    154,056     205,408     256,760     308,112     359,464
  750,000..............................    178,056     237,408     296,760     356,112     415,464
  850,000..............................    202,056     269,408     336,760     404,112     471,464
  950,000..............................    226,056     301,408     376,760     452,112     527,464

     Covered compensation under the retirement plans consists of salary and bonus as reflected in the Summary Compensation Table plus pre-tax Section 125 and 401(k) benefit contributions as reflected under All Other Compensation in the Summary Compensation Table, based on the highest 36 consecutive months over the previous 120 months prior to retirement. Amounts shown have been computed on a straight-life annuity basis. As of December 31, 1995, Mr. McPherson had 33 years of credited service; Mr. Corbett, 10; Mr. Linehan, 10; Mr. McDaniel, 11 and Mr. Hennigan, 16.

     Pursuant to the Company's Supplemental Executive Retirement Plan ("SERP"), adopted effective January 1, 1991, and revised May 3, 1994, certain key senior executives are eligible to receive supplemental retirement benefits. The SERP is a defined benefit plan and is administered by the Executive Compensation Committee (the "Committee"). Management recommends to the Committee employees for participation in the SERP, and the Committee then selects the participants. Eligible employees may receive benefits under the SERP upon retirement on or after age 62, upon retirement prior to age 62 if the employee is disabled or dies, or upon a change of control of the Company if termination of service from the Company occurs under certain circumstances. Benefits under the SERP equal a specified percentage of an eligible employee's final average monthly compensation at retirement in the form of a monthly income for life payable as an actuarially equivalent tax-equalized lump sum. Generally, the SERP benefit at retirement is calculated by determining (i) the eligible employee's final average monthly compensation multiplied by a percentage based on years of Company service minus (ii) the sum of the anticipated monthly amounts payable to the eligible employee as a primary social security benefit and monthly amounts payable under the Company's qualified and non-qualified defined benefit plans. The plan provisions establish a minimum benefit for employees who were participants before May 3, 1994, regardless of the years of Company service.

     The percentage of final average monthly compensation used to determine the SERP benefit ranges from 40% to 70%, depending on when the executive became a participant in the SERP, the age at which the employee retires and the reason for the retirement. As of December 31, 1995, the estimated lump sum SERP benefit payable upon retirement to the executive officers named in the Summary Compensation Table -- assuming (i) retirement at age 62 (except Mr. McPherson who continues as Chief Executive Officer and Chairman of the Board past age 62) and (ii) salaries are maintained at their current level, is: Mr. McPherson, $1,042,599; Mr. Corbett, $989,309; Mr. Linehan, $698,382; Mr. McDaniel, $975,759
and Mr. Hennigan, $433,891.

EMPLOYMENT AGREEMENTS

     The Company does not have an Employment Agreement in force with any of the executive officers.

CHANGE OF CONTROL ARRANGEMENTS

     With respect to Messrs. McPherson, Corbett, Linehan, McDaniel and Hennigan as well as certain other executive officers, the Company has agreed to provide certain benefits in the event of a "change of control" (as defined) of the Company. If a change of control of the Company occurs, the executive whose employment is subsequently terminated for any reason other than death, disability or "cause" (as defined), or who subsequently terminates employment for "good reason" (as defined), will be entitled to receive a maximum lump sum cash payment equal to three times the executive's annual base salary. In addition, upon such termination, the executive will be entitled to receive amounts that he or she would otherwise have been entitled to under the SERP with the specified percentage multiplier being the greater of 70% or the amount as determined when the SERP is calculated using the eligible employee's service, as described under "Retirement Plans" above. The Company also has made provision under its Benefits Restoration Plan for the crediting of additional years of age and service to certain executive officers, including those named in the Summary Compensation Table, whose employment is terminated under the circumstances described above following a change of control of the Company. If an executive who has been granted options and the Company have previously agreed, options shall be automatically repurchased by the Company if any person has made a successful tender offer for the Common Stock that, together with shares then owned by such person, would be 25% or more of the outstanding shares of Common Stock. The purchase price will generally be the difference between the tender offer price and the exercise price of the options. All executive officers of the Company have agreed to this automatic repurchase provision with respect to all their options. In addition, in the event any person acquires 25% or more of the outstanding Common Stock, restrictions on shares of restricted stock shall lapse.

                        REPORT ON EXECUTIVE COMPENSATION

     The Committee is comprised of four independent non-employee directors and is responsible for administering compensation programs that make it possible for the Company to attract and retain men and women with the skills and attitudes necessary to provide the Company with a fully competitive and capable management.

     The Committee reviews the salaries and incentive pay awards as recommended by the Chief Executive Officer ("CEO") for the officers of the Company. It recommends to the full Board such changes as it may deem appropriate. The Committee recommends but does not fix the compensation of the CEO, which is determined by all of the independent non-employee directors. Set forth below is the report on the Company's executive compensation policies for 1995 and how they affected the Company's CEO and the Company's other officers (including the four other highest paid officers).

     The Company seeks to provide fully competitive levels of total compensation for its key executives through a mix of base salaries, annual incentive pay, long-term incentives and other benefits. The Committee believes that incentive or "at risk" compensation is a key ingredient in motivating executive performance to maximize shareholder value and align executive performance with company objectives. Total compensation is targeted to be competitive at the median level of a peer group of comparable energy and chemical companies, which includes companies constituting the S&P Domestic Integrated Oil Index referred to in the Performance Graph on page 17, as well as other comparable energy and chemical companies selected with the assistance of an independent consulting firm to be representative of the Company's size and business activities ("The Comparison Group"). Since the Company has a substantial amount of its business outside the United States, its compensation policies must also be internationally competitive and flexible. This both attracts and retains high quality management, as well as facilitating global management.

BASE SALARIES

     In determining base salaries for executive officers, the Committee annually reviews competitive market compensation data of the Comparison Group prepared by an independent consulting firm. The Committee's policy is to set executive officers' base salaries at or near the median of base salaries of comparable positions within the Comparison Group to enable the Company to be competitive and to attract and retain key executives. When salary increases are made, the Committee also takes into consideration the individual's performance based on the CEO's evaluation of the executive officer's performance, the Board's evaluation of the CEO's performance and all executive officers' current and prior job related experience and tenure. No specific weight is assigned to any individual factor in determining salary increases.

ANNUAL INCENTIVE COMPENSATION

     The Company's Annual Incentive Compensation Plan provides an opportunity for key employees to earn supplemental incentive compensation each year if the Company's financial targets are met or exceeded. The Committee believes that setting threshold and target returns is the appropriate approach to annual incentive pay, while recognizing that some peer companies may use more subjective bases. As a result, while some peer companies continued incentive pay, Kerr-McGee did not pay supplemental incentive compensation in 1992 and 1993 notwithstanding the fact that Kerr-McGee's return to stockholders was above average for the industry during that time period.

     Before Annual Incentive Compensation Plan awards are made, the Company must earn a minimum return on average capital employed ("ROACE") established by the Committee at the beginning of the year. The size of each executive officer's award is directly related to the amount by which the threshold ROACE is exceeded and to the position and performance of the individual executive officer.

     In 1995, Kerr-McGee's total return to shareholders (stock price appreciation and dividends) of 41% was the highest of the domestic integrated oil companies and significantly higher than the second highest performer in the group. The Company's overall financial results exceeded budget projections for each of the Company's operating divisions. The 1995 awards for Mr. McPherson and the four other highest paid officers are set forth in the Summary Compensation Table. The total awards granted corporate officers in any given year may not exceed 1.7% of pre-tax income from continuing operations, before extraordinary/unusual items.

LONG-TERM INCENTIVES

     The Company's stockholders have approved the use of Company stock in the form of stock options and restricted stock awards to provide long-term incentives for the Company's key executives. No restricted stock awards were granted in 1995. The Committee believes that the use of stock options provides a direct relationship between the executives' compensation and the stockholders' interests and is an important key employee retention tool that rewards long-term management performance measured by corporate results. The aggregate value of stock options granted to each executive officer, including the CEO, is based on a percentage of the individual's salary. The percentage is set annually by the Committee after considering surveys and reports by an independent consulting firm as to the size of competitive awards made within the Comparison Group, as well as the individual's level of responsibility and a subjective performance evaluation. The amount and terms of prior awards were also considered by the Committee when making 1995 awards. The number of stock options granted in 1995 to Mr. McPherson and the four other highest paid officers is set forth in the Option Grants Table.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer's compensation is determined in accordance with the policies described above.

     Until recently, the Executive Compensation Committee's review of the base salaries paid to the CEOs of The Comparison Group led the Committee to conclude that Mr. McPherson's base salary was not fully competitive. That situation has been corrected; Mr. McPherson's base salary is now considered by the Committee to be competitive.

     In 1992 and 1993, Mr. McPherson's total compensation was adversely impacted by the fact that Kerr-McGee made no Annual Incentive Compensation awards to its executives during a period when competitors with comparable financial performance were paying such awards to their executives.

     In 1995, with Mr. McPherson's leadership, Kerr-McGee produced a 41% total return for its shareholders and significantly exceeded the internal performance targets set at the beginning of the year. In addition to leading efforts that produced dramatically improved financial results in 1995, Mr. McPherson, in the Committee's view, played a major role in completing the divestiture of the Refining and Marketing business on very favorable terms, restructuring the Exploration and Production business, and implementing management development and succession plans that will prove critically important to Kerr-McGee's future growth and prosperity. No specific weight was assigned by the Committee to any individual factor.

     The Committee believes that Mr. McPherson's 1995 compensation appropriately recognizes his contributions to the Company's substantially improved performance during the last year.

     The Committee also believes that executive compensation for 1995 appropriately reflects its policy to align such compensation with overall business strategy, values and management initiatives, and to ensure that the Company's goals and performance are consistent with the interests of its stockholders.

FEDERAL INCOME TAX DEDUCTIBILITY

     Code Section 162(m) generally limits the corporate deduction on compensation paid to an executive officer in excess of $1 million. The Internal Revenue Service did not issue final regulations on the deductibility limit until December 1995. The Company will study these regulations and will consider modifications to its compensation programs. The Company has adopted a Deferred Compensation Plan which allows executive officers to defer a portion of salary or incentive pay. At the current time it is not mandatory that an executive officer defer any compensation in any taxable year. The Company has determined that the impact to the Company of being unable to deduct that portion of annual incentive pay to such officers which, together with their base salary, exceeds $1 million, will be minimal. The Committee believes it is in the stockholders' interest to maintain compensation plans which support the achievement of long-term strategic objectives and enhance stockholder value. In applying this philosophy, the Company will also attempt to maximize the amount of compensation expense that is tax deductible.

Submitted by:

EXECUTIVE COMPENSATION COMMITTEE

Bennett E. Bidwell, Chairman
Martin C. Jischke
John J. Murphy
John J. Nevin

OTHER INDEPENDENT NON-EMPLOYEE DIRECTORS

Earnest H. Clark, Jr.
Robert S. Kerr, Jr.
William C. Morris
Farah M. Walters

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total return to stockholders on the Company's Common Stock against the cumulative total return of the S&P 500 Index and the S&P Domestic Integrated Oil Index for the five year period 1991 through 1995.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                           KERR-MCGEE CORPORATION VS.
              S&P 500 INDEX AND S&P DOMESTIC INTEGRATED OIL INDEX


                       1990      1991      1992      1993      1994     1995
                       ----      ----      ----      ----      ----     ----
S & P 500               100       130       140       154       156      215
KMG                     100        89       108       112       118      167
S & P 500 Domestic
Integrated Oil Index    100        94        96       101       106      121



                                 Year-end index
                           Data supplied by Compustat

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 13, 1995, The M. W. Kellogg Company ("Kellogg") purchased from Kerr-McGee Corporation the ROSE(R) Technology for $18.5 million. Kellogg is a wholly owned subsidiary of Dresser Industries, Inc. John J. Murphy, a director of Kerr-McGee Corporation, serves as Chairman of the Board of Dresser Industries, Inc.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for the 1997 annual meeting must be received at the principal executive offices of the Company not later than December 6, 1996.

                            EXPENSE OF SOLICITATION

     The cost of this proxy solicitation will be borne by the Company. To assist in the proxy solicitation, the Company has engaged Georgeson & Co. for a fee of $13,500 plus out-of-pocket expenses. The Company will reimburse brokers, banks or other persons for reasonable expenses in sending proxy material to beneficial owners. Proxies may be solicited through the mail, telephonic or telegraphic communications or meetings with stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation therefor.

                       OWNERSHIP OF STOCK OF THE COMPANY

     To the best of the Company's knowledge, no person beneficially owned more than 5% of any class of the Company's outstanding voting securities at the close of business on March 18, 1996, except as set forth below:

                                                                   AMOUNT AND
                                                                   NATURE OF
            TITLE                   NAME AND ADDRESS OF            BENEFICIAL       PERCENT
           OF CLASS                   BENEFICIAL OWNER             OWNERSHIP        OF CLASS
- ------------------------------ ------------------------------      ----------       --------
Common Stock.................. FMR Corp.                           3,454,834 (1)      6.7%
                               82 Devonshire Street
                               Boston, MA 02109-3614
Common Stock.................. State Street Bank and Trust         3,198,383 (2)      6.2%
                               Company
                               225 Franklin St.
                               Boston, MA 02110
Common Stock.................. Lazard Freres & Co. LLC             3,040,642 (3)      6.0%
                               30 Rockefeller Plaza
                               New York, NY 10020

- ---------------

(1) Based on a Schedule 13G for the year ended December 31, 1995, FMR Corp. has sole voting power over 231,827 shares and sole power to dispose over 3,454,834 shares. This reporting entity holds no shares over which it has shared voting or shared disposition power.

(2) Based on a Schedule 13G for the year ended December 31, 1995, State Street Bank and Trust Company has sole voting power over 422,026 shares, sole power to dispose over 550,743 shares, shared voting power over 2,639,057 and shared power to dispose over 2,647,640 shares. Included in these totals are shares the reporting person holds as Trustee of the Company's Employee Stock Ownership Plan for the benefit of the Plan participants. The decisions with respect to the voting and disposition are made by the Plan participants.

(3) Based on a Schedule 13G for the year ended December 31, 1995, Lazard Freres & Co. LLC has sole voting power over 2,397,587 shares and sole power to dispose over 3,023,342 shares. This reporting entity holds no shares over which it has shared voting or shared disposition power.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on the information furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1995, all applicable Section 16(a) filing requirements were met.

                                 OTHER MATTERS

     The Company does not know of any matters to be presented at the meeting other than those set out in the notice preceding this Proxy Statement. If any other matters should properly come before the meeting, it is intended that the persons named on the enclosed proxy will vote said proxy therein at their discretion.

                                              TOM J. MCDANIEL
                                              Secretary

================================================================================

BY SIGNING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD YOU WILL SAVE YOUR COMPANY THE EXPENSE OF ADDITIONAL MAILING AND SOLICITATION COSTS.

- --------------------------------------------------------------------------------

THIS PROXY MATERIAL HAS BEEN FORWARDED TO YOU BECAUSE YOU WERE A STOCKHOLDER ON THE RECORD DATE, MARCH 18, 1996.

IT IS IMPORTANT THAT YOU VOTE AND SIGN THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                  THANK YOU.


================================================================================

                                    [LOGO]

                    [KM LOGO]    KERR-McGEE
                                 CORPORATION

                                    PROXY

                              Kerr-McGee Center
                               P.O. Box 25861
                        Oklahoma City, Oklahoma 73125





THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Frank A. McPherson, Tom J. McDaniel, and Russell G. Horner, Jr., and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Kerr-McGee Corporation held of record by the undersigned on March 18, 1996, at the Annual Meeting of Stockholders to be held on May 14, 1996, or any adjournment thereof (1) as hereinafter specified on the matters as more particularly described in the Company's proxy statement and (2) in their discretion on any such other business as may properly come before the meeting.






                             (CONTINUED ON BACK)

        THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ITEMS 1 and 2.

1. ELECTION OF DIRECTORS

   Paul M. Anderson, Bennett E. Bidwell, Earnest H. Clark, Jr., Luke R. Corbett, Martin C. Jischke, Robert S. Kerr, Jr.,Frank A. McPherson, William
   C. Morris, John J. Murphy, John J. Nevin, Richard M. Rompala and Farah M. Walters.

   [ ] FOR    [ ] WITHHOLD   [ ] WITHHOLD for the following only, write name(s):
   ____________________________________________________________________________

2. Ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants.

   [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

   The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting. If no direction is given, this proxy will be voted FOR Items 1 and 2.

Dated __________________, 1996   Signature _____________________________________
                                 Signature if held jointly _____________________

Please sign exactly as the name appears above. When signing as attorney, executor, administrator, trustee or guardian please give full title. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.